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                                                                    Exhibit 4.14
                                SECOND AMENDMENT

         This Second Amendment (this "Second Amendment") dated as of February 14, 2003 is entered into by and among Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust (the "Borrower"), Energy Resources Technology, Inc., a Delaware corporation (the "Beneficiary"), Cal Dive International, Inc., a Minnesota corporation (the "Parent Guarantor"), the Lenders party to the Amended and Restated Credit Agreement referred to below, and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as agent for such Lenders (in such capacity, the "Agent"). The parties hereto agree as follows:

         WHEREAS, the Borrower, the Beneficiary, the Parent Guarantor, Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and the Agent entered into that certain Amended and Restated Credit Agreement dated as of July 26, 2002 (the "Original Agreement"); and

         WHEREAS, the Original Agreement was amended pursuant to that certain First Amendment dated as of January 7, 2003 among the Borrower, the Beneficiary, the Parent Guarantor, Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and the Agent (the "First Amendment"); and

         WHEREAS, the Borrower has requested certain amendments to the Original Agreement as amended by the First Amendment (the original Agreement as amended by the First Amendment is hereinafter referred to as the "Agreement") and the parties hereto are willing to agree to such amendments in accordance with the terms of this First Amendment;

         NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used and not otherwise defined in this Second Amendment shall have the meanings attributed to them in
Article I of the Agreement.

         SECTION 2. AMENDMENT OF AGREEMENT. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Second Amendment but effective as of the date hereof, the Agreement shall be amended as follows:

                 (i) The definition of "EBIT" set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "EBIT":

                           "'EBIT' means for any period, on a consolidated
                  basis, for the Parent Guarantor and its Consolidated Subsidiaries, the sum of the amounts for such period, without duplication of: (i) Net Income, plus (ii) charges against income for foreign, federal, state and local taxes, to the extent deducted in computing Net Income, plus (iii) Interest Expense, plus (iv) extraordinary or non-recurring non-




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                  cash losses to the extent deducted in computing Net Income, minus (v) extraordinary or non-recurring non-cash gains to the extent included in computing Net Income; provided, however, that (A) EBIT shall not include the Deepwater Clawback Obligations, and (B) a one-time charge in the fourth quarter of 2002 in an amount not to exceed USD 5,200,000 arising out of the settlement of a lawsuit brought by EEX, Inc. against Cal Dive may be excluded from the determination of EBIT."

                  (ii) The definition of "EBITDA" set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "EBITDA":

                           "'EBITDA' means, for any period, on a consolidated
                  basis, for the Parent Guarantor and its Consolidated Subsidiaries, the sum of the amounts for such period, without duplication of (i) Net Income, plus (ii) charges against income for foreign, federal, state and local taxes, to the extent deducted in computing Net Income, plus (iii) Interest Expense, plus (iv) depreciation expense, to the extent deducted in computing Net Income, plus (v) amortization expense, including without limitation amortization of goodwill, other intangible assets and transaction expenses, to the extent deducted in computing Net Income, plus (vi) extraordinary or non-recurring non-cash losses to the extent deducted in computing Net Income, minus (vii) extraordinary or non-recurring non-cash gains to the extent included in computing Net Income; provided, however, that (A) EBITDA shall not include the Deepwater Clawback Obligations, and (B) a one-time charge in the fourth quarter of 2002 in an amount not to exceed USD 5,200,000 arising out of the settlement of a lawsuit brought by EEX, Inc. against Cal Dive may be excluded from the determination of EBITDA."

         SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to execute and deliver this Second Amendment, each of the Borrower, the Beneficiary, the Parent Guarantor, the Trustee and Wilmington Trust Company hereby confirms, reaffirms and restates as of the date hereof its respective representations and warranties set forth in Article V and/or Sections 5A.1 and 5A.3 of the Agreement provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement, this Second Amendment and the Agreement as amended by this Second Amendment. A Default under and as defined in the Agreement as amended by this Second Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

         SECTION 4. CONDITIONS PRECEDENT. This Second Amendment and the waivers and amendments provided for herein shall become effective as of the date hereof on the date on which the Agent shall have (i) executed a counterpart of this Second Amendment, and (ii)




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received one or more counterparts of this Second Amendment executed by the
Borrower, the Beneficiary, the Parent Guarantor, Wilmington Trust Company and the Required Lenders.

         SECTION 5. EFFECT ON THE AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (i) shall remain unaltered, (ii) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (iii) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Second Amendment, all references in the Agreement (including references in the Agreement as amended by this Second Amendment) to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement as amended by this Second Amendment.

         SECTION 6. CONFIRMATION GUARANTIES. Without limiting the provisions of
Section 5 of this Second Amendment, (i) the Parent Guarantor hereby (a) confirms and agrees that none of the terms of this Second Amendment or any other agreement or document executed in connection herewith or contemplated herein shall release, discharge, or otherwise limit or affect in any manner any of its obligations under the Parent Guaranty, (b) confirms and agrees that the term "Credit Agreement" as used and defined in the Parent Guaranty shall mean and include the Agreement as amended by this Second Amendment, and (c) ratifies and confirms the Parent Guaranty and all of its obligations thereunder, and (ii) the Beneficiary hereby (a) confirms and agrees that none of the terms of this Second Amendment or any other agreement or document executed in connection herewith or contemplated herein shall release, discharge, or otherwise limit or affect in any manner any of its obligations under the Beneficiary Guaranty, (b) confirms and agrees that the term "Credit Agreement" as used and defined in the Beneficiary Guaranty shall mean and include the Agreement as amended by this Second Amendment, and (c) ratifies and confirms the Beneficiary Guaranty and all of its obligations thereunder.

         SECTION 7. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Second Amendment.

         SECTION 8. ENTIRE AGREEMENT. This Second Amendment, the Agreement as amended by this Second Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         SECTION 9. HEADINGS. The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.



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         SECTION 10. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS
SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 11. INSTRUCTIONS TO TRUSTEE. By signing this Second Amendment, the Beneficiary hereby (i) acting pursuant to Section 6.6 of the Trust Agreement, authorizes and directs the Trustee to execute and deliver this Second Amendment, and (ii) confirms that all action taken by the Trustee in connection with this authorization and direction is covered by the indemnification, fee and expense reimbursement provisions set forth in Sections 5.2 and 5.3 of the Trust Agreement.

         SECTION 12. LIMITATION OF LIABILITY OF OWNER TRUSTEE. It is expressly understood and agreed by and among the parties hereto that, except as otherwise expressly provided in Section 3 hereof or therein, this Second Amendment is executed by Wilmington Trust Company, not individually or personally but solely as Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Trustee, that each and all of the representations, undertakings and agreements herein or therein made on the part of the Trustee or the Borrower are intended not as personal representations, undertakings and agreements by Wilmington Trust Company, or for the purpose or with the intention of binding Wilmington Trust Company, personally, but are made and intended for the purpose of binding only the Trust Estate, that nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wilmington Trust Company, to perform any covenant either express or implied contained herein or in the other Loan Documents to which the Trustee or the Borrower is a party, and that so far as Wilmington Trust Company is concerned, any Person shall look solely to the Trust Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; provided, however, that nothing contained in this Section shall be construed to limit in scope or substance the general corporate liability of Wilmington Trust Company, expressly provided (i) to the Certificate Holders under the Trust Agreement, (ii) in respect of those representations, warranties, agreements and covenants of Wilmington Trust Company expressly set forth in Section 3 hereof, or (iii) pursuant to the Trust Agreement, for the gross negligence or willful misconduct of Wilmington Trust Company or to exercise the same degree of care and skill as is customarily exercised by similar institutions in the receipt and disbursement of moneys actually received by it in accordance with terms of the Loan Documents under similar circumstances.

         SECTION 13. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the date first above written.

                          CAL DIVE/GUNNISON BUSINESS TRUST
                          No. 2001-1

                          By: Wilmington Trust Company, not in its
                              individual capacity, but solely as trustee of Cal Dive/Gunnison Business Trust No. 2001-1

                              By:
                                 -------------------------------------------

                              Title:
                                    ----------------------------------------


                          WILMINGTON TRUST COMPANY,
                          in its individual capacity to the extent expressly provided herein

                          By:
                             ----------------------------------------------

                          Title:
                                -------------------------------------------


                          ENERGY RESOURCE TECHNOLOGY, INC.

                          By:
                             ----------------------------------------------

                          Title:
                                -------------------------------------------


                          CAL DIVE INTERNATIONAL, INC.

                          By:
                             -----------------------------------------------

                          Title:
                                --------------------------------------------


                          BANK ONE, NA,
                          Individually and as Agent

                          By:
                             ----------------------------------------------

                          Title:
                                -------------------------------------------




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